CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




   As independent public accountants, we hereby consent to the incorporation of our report dated November 20, 1996, included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, file numbers 33-65612, 33-20467 and 2-77862, and the Company's previously filed Registration Statement on Form S-3, file number 33-41254. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1996, or performed any audit procedures subsequent to the date of our report.




   ARTHUR ANDERSEN LLP




   Houston, Texas
   May 12, 1997